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                                                                      EXHIBIT 99



                                 April 26, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         Arthur Andersen LLP has represented to Jacobson Stores Inc. that its audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen was not relevant to this audit.

                                               Very truly yours,

                                               JACOBSON STORES INC.



                                                 /s/   John P. Cavanaugh
                                               --------------------------
                                               John P. Cavanaugh
                                               Vice President - Controller